Exhibit 99.1

[NOT] FOR IMMEDIATE RELEASE June 2, 2010	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. COMPLETES $8.6 MILLION
PURCHASE OF POOL OF RESIDENTIAL LOANS
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced it has completed the purchase of a pool of residential first lien mortgage loans for approximately $8.6 million utilizing proceeds from its equity offering. The pool consists of performing, fixed-rate mortgages on single-family, owner occupied residences located within the Company’s existing southeastern United States geographic footprint. The Company indicated that it anticipates this asset purchase will provide an unlevered return to shareholders in excess of its minimum return hurdles.
“We are pleased to complete our second purchase transaction of residential loans using the proceeds from our equity offering,” said Mark J. O’Brien, Walter Investment’s Chairman and Chief Executive Officer. “This pool has very similar loan and demographic characteristics to our first purchase and to our existing residential loan portfolio. We believe it is representative of other assets currently available in the market that can also benefit from the expertise of our high-touch servicing platform. We anticipate that we will continue to add assets to our portfolio within a reasonable timeframe which meet our strict standards for investment.”
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.9 billion of assets under management and annual revenues of approximately $190 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 220 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
Safe Harbor Statement
Certain statements in this release and in our public documents to which we refer, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions are intended to identify forward looking statements. Forward-looking statements are based on the Company’s current belief, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. These risks and uncertainties are contained in Walter Investment Management Corp.’s report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2010 and Walter Investment Management Corp.’s other filings with the SEC; and include without limitation, the adequacy of our due diligence processes in evaluating the assets and the availability of suitable qualifying investments in the future.
All forward looking statements set forth herein are qualified by this cautionary statement and are made only as of June 2, 2010. The Company undertakes no obligation to update or revise the information contained herein, including without limitation any forward-looking statements whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.